UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2016

PERSEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

391 Chipeta Way
Salt Lake City, Utah 84108
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry into a Material Definitive Agreement.

On February 22, 2016, Perseon Corporation (the “Company”) agreed to sell 1,291,886 shares (the “Shares”) of Series A preferred stock of Pyrexar Medical, Inc. (“Pyrexar”) for total consideration of $1 million pursuant to a Purchase and Sale Agreement by and between the Company and Pyrexar dated February 22, 2016. The Company acquired the Shares from Pyrexar previously in connection with the sale of the Company’s former hyperthermia assets to Pyrexar pursuant to that certain Asset Purchase Agreement by and among the Company and Pyrexar dated as of April 1, 2015 (the “Purchase Agreement”). In addition to selling the Shares, the Company agreed to release Pyrexar from its obligation to pay the Company $61,677.78 for royalties and services rendered and $19,378 in future dividends due to the Company under the Purchase Agreement. Finally, the Company agreed to release Pyrexar from all future royalties owed to the Company under the Purchase Agreement.

 Item 2.01                      Completion of Acquisition or Disposition of Assets.

 The information set forth under Item 1.01 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSEON CORPORATION

Date: February 26, 2016	By:	/s/ Clinton E. Carnell, Jr.

	Name:	Clinton E. Carnell, Jr.
	Title:	President and Chief Executive Officer Principal Executive Officer